Exhibit 77(q)(1)


                                    EXHIBITS

(a)(1) Form of Amendment No. 1 to the Trust Instrument is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(a)(2) Form of Amendment No. 2 to the Trust Instrument is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(a)(3) Form of Amendment No. 3 to the Trust Instrument is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(a)(4) Form of Certificate of Amendment of Certificate of Trust is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(b) Disclosure relating to the Funds' new investment policies is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(d) Form of Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 of the Investment Company Act of 1940 is incorporated herein by reference to Post-Effective Amendment No. 15 to the Registrant's Registration Statement on Form N-1A, as filed on November 9, 2001.